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                                                                    EXHIBIT 24.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 33-82112) of North American Technologies Group, Inc. for the registration of 1,380,000 shares of its Common Stock and to the use herein and the incorporation by reference therein of our report dated February 9, 1995, with respect to the financial statements of EET, Inc. included in Form 8K filed with the Securities and Exchange Commission by North American Technologies Group, Inc. on March 7, 1995.


                                                [Signature of Ernst & Young LLP]
                                                        ERNST & YOUNG LLP

Houston, Texas
October 9, 1995